EX-99.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N1-A of our report dated October 15, 2013, relating to the financial statement of the Franklin Short Duration U.S. Government ETF, a series of Franklin ETF Trust, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
October 15, 2013